Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-272596) of Indivior PLC of our report dated March 6, 2024, relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
Richmond, Virginia
March 6, 2024